EXHIBIT (99.2)

JOINT FILING AGREEMENT

In accordance with Rule 13D-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, of  KMG America Corporation and further agree to the filing of this agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: June 22, 2007

NORTHAVEN PARTNERS, L.P.			NORTHAVEN OFFSHORE, LTD.

By:	Northaven Associates, LLC,
	as General Partner		By:	s/Paul R. Burke
Name: Paul R. Burke
Title: Director
	By:	s/Paul R. Burke
Name: Paul R. Burke
Title: Member

NORTHAVEN PARTNERS II, L.P.			NORTHAVEN ASSOCIATES, LLC.

By:	Northaven Associates, LLC,
	as General Partner		By:	s/Paul R. Burke
Name: Paul R. Burke
Title: Member
	By:	s/Paul R. Burke
Name: Paul R. Burke
Title: Member

NORTHAVEN PARTNERS III, L.P.			NORTHAVEN MANAGEMENT, INC.

By:	Northaven Associates, LLC,
	as General Partner		By:	s/Paul R. Burke
Name: Paul R. Burke
Title: Vice President
	By:	s/Paul R. Burke
		Name: Paul R. Burke		s/Paul R. Burke
		Title: Member		Paul R. Burke

		s/James L. Zech		s/Richard Brown
		James L. Zech		Richard Brown